Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the incorporation by reference in Pre-Effective Amendment No. 1 to the Registration Statement (333-119921) and related Prospectus for the registration of $1,500,000,000 of debt and equity securities of our report dated January 21, 2004, with respect to the financial statements of SouthStar Energy Services LLC (included separately therein) in the Annual Report (Form 10-K) of AGL Resources Inc. for the year ended December 31, 2003.

/s/ Ernst & Young LLP

Atlanta, Georgia

November 2, 2004